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                                                                     EXHIBIT 4.6

                              UNITED RENTALS, INC.
                              --------------------
                                 2001 STOCK PLAN
                                 ---------------

                                    ARTICLE I

                                     General
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     1.1 Purpose. The purpose of the Plan is to provide additional incentive to
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certain employees (other than officers and directors) and others who render services to United Rentals, Inc. ("Corporation"). It is intended that Awards granted under the Plan strengthen the desire of such persons to join and remain in the employ of the Corporation, or otherwise render services to the Corporation, and stimulate their efforts on behalf of the Corporation.

     1.2 Term. No Award shall be granted under the Plan after the close of
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business on the day immediately preceding March 23, 2011. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

     1.3 Shares Subject to the Plan. Subject to adjustments as provided in
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Article IX, the number of shares of Stock that may be delivered, purchased or used for reference purposes (with respect to SARs or Stock Units) with respect to Awards granted under the Plan shall be 2,000,000 shares. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares without the delivery of shares of Stock or other consideration, the shares subject to such Award shall thereafter be available for further Awards under the Plan.

                                   ARTICLE II

                                   Definitions
                                   -----------

For purposes of the Plan, the following terms shall be defined as set forth below.

     2.1 Administrator means the Special Stock Option Committee or any other
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committee which is designated by the Board as the "Administrator."

     2.2 Award means any Stock Options (including ISOs and NSOs), SARs
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(including free-standing and tandem SARs), Restricted Stock Awards, Stock Units, or any combination of the foregoing granted pursuant to the Plan, except, however, when the term is being used under the Plan with respect to a particular category of grant in which case it shall only refer to that particular category of grant.

     2.3 Board means the Board of Directors of the Corporation.
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     2.4 Code means the Internal Revenue Code of 1986, as amended.
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     2.5  Fair Market Value of the Stock on any given date means the average of
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the high and low price of a share of Stock, as traded on a national securities exchange.

     2.6  Grant Agreement means the agreement between the Corporation and the
          ---------------
Participant pursuant to which the Corporation authorizes an Award hereunder. Each Grant Agreement entered into between the Corporation and a Participant with respect to an Award granted under the Plan shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Administrator.

     2.7  Grant Date means the date on which the Administrator formally acts to
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grant an Award to a Participant or such other date as the Administrator shall so designate at the time of taking such formal action.

     2.8  ISO means any Stock Option designated and qualified as an "incentive
          ---
stock option" as defined in Code section 422.


     2.9  NSO means any option that is not an ISO.
          ---

     2.10 Option means any Option to purchase shares of Stock granted under
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Article V.

     2.10 Parent means a corporation, whether now or hereafter existing, within
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the meaning of the definition of "parent corporation" provided in Code section
424(e), or any successor to such definition.

     2.11 Participant means any person to whom any Award is granted pursuant to
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the Plan.

     2.12 Restricted Stock Award means any Award of shares of restricted Stock
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granted pursuant to Article VII of the Plan.

     2.13 SAR means a stock appreciation right, as awarded under Article VI.
          ---

     2.14 Stock means the voting common stock of the Corporation, subject to
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adjustments pursuant to the Plan.

     2.15 Stock Unit means credits to a bookkeeping reserve account solely for
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accounting purposes, where the amount of the credit shall equal the Fair Market
Value of a share of Stock on the date of grant (unless the Administrator provides otherwise in the Grant Agreement) and which shall be subsequently increased or decreased to reflect the Fair Market Value of a share of Stock. Stock Units do not require segregation of any of the Corporation's assets. Stock Units are awarded under Article VII.

     2.16 Subsidiary means any corporation or other entity (other than the
          ----------
Corporation) in any unbroken chain of corporations or other entities, beginning with the Corporation, if each of

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the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

                                   ARTICLE III

                                 Administration
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     3.1 General. The Plan shall be administered by the Administrator. The
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Administrator's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     3.2 Duties. The Administrator shall have full power and authority to
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administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, all within the Administrator's sole and absolute discretion. The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

          (a)  construe the Plan and any Award under the Plan;

          (b) subject to Section 4.1, select the persons to whom Awards may be granted and the time or times at which Awards shall be granted;

          (c) determine the number of shares of Stock to be covered by or used for reference purposes for any Award;

          (d) determine and modify from time to time the terms and conditions, including restrictions, of any Award (including provisions that would allow for cashless exercise of Awards and/or reduction in the exercise price of outstanding Awards) and to approve the form of written instrument evidencing Awards;

          (e) accelerate the time or times at which an Award becomes vested or when an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following a Participant's termination of employment or death;

          (f) impose limitations on Awards, including limitations on transfer and repurchase provisions; and


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          (g)  modify, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards.


                                   ARTICLE IV

                          Eligibility and Participation
                          -----------------------------

     4.1 Eligibility. The persons eligible to participate in the Plan are
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employees of the Corporation or its Subsidiaries and others that render services to the Corporation or its Subsidiaries, except that officers and directors of the Corporation are not eligible to participate.

                                    ARTICLE V

                                  Stock Options
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     5.1 General. Subject to the other applicable provisions of the Plan, the
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Administrator may from time to time grant to eligible Participants Awards of
ISOs or NSOs. The ISO or NSO Awards granted shall be subject to the following terms and conditions.

     5.2 Grant of Option. The grant of an Option shall be evidenced by a Grant
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Agreement, executed by the Corporation and the Participant, describing the number of shares of Stock subject to the Option, whether the Option is an ISO or NSO, the Exercise Price of the Option, the vesting period for the Option and such other terms and conditions that the Administrator deems, in it sole discretion, to be appropriate, provided that such terms and conditions are not inconsistent with the Plan.

     5.3 Price. The price per share payable upon the exercise of each Option
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(the "Exercise Price") shall be determined by the Administrator and set forth in the Grant Agreement; provided, however, that in the case of ISOs, the Exercise Price shall not be less than 100% of the Fair Market Value of the shares on the Grant Date.

     5.4 Payment. Options may be exercised in whole or in part by payment of the
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Exercise Price of the shares to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Administrator may prescribe, and/or such determinations, orders, or decisions as the Administrator may make.

     5.5 Terms of Options. The term during which each Option may be exercised
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shall be determined by the Administrator; provided, however, that in no event shall an ISO be exercisable more than ten years from the date it is granted.

     5.6 Reload Options. The terms of an Option may provide for the automatic
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grant of a new Option Award when the Exercise Price of the Option and/or any related tax withholding obligation is paid by tendering shares of Stock.

     5.7 Restrictions on ISOs. ISO Awards granted under the Plan shall comply in
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all

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respects with Code section 422 and, as such, shall meet the following additional requirements:

         (a)  Grant  Date.  An ISO must be  granted  within ten (10) years
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of the earlier of the Plan's adoption by the Board of Directors or approval by the Corporation's shareholders.

         (b)  Exercise Price and Term. The Exercise Price of an ISO shall not be
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less than 100% of the Fair Market Value of the shares on the date the Option is granted and the term of the Option shall not exceed ten (10) years. Notwithstanding the immediately preceding sentence, the Exercise Price of any ISO granted to a Participant who owns, within the meaning of Code section 422(b)(6), after application of the attribution rules in Code section 424(d), more than ten percent (10%) of the total combined voting power of all classes of shares of the Corporation, or its Parent or Subsidiary corporations, shall be not less than 110% of the Fair Market Value of the Stock on the Grant Date and the term of such ISO shall not exceed five (5) years.

         (c)  Maximum Grant. The aggregate Fair Market Value (determined as of
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the Grant Date) of shares of Stock with respect to which all ISOs first become exercisable by any Participant in any calendar year under this or any other plan of the Corporation and its Parent and Subsidiary corporations may not exceed $100,000 or such other amount as may be permitted from time to time under Code section 422. To the extent that such aggregate Fair Market Value shall exceed $100,000, or other applicable amount, such Options shall be treated as NSOs. In such case, the Corporation may designate the shares of Stock that are to be treated as stock acquired pursuant to the exercise of an ISO by issuing a separate certificate for such shares and identifying the certificate as ISO shares in the stock transfer records of the Corporation.

         (d)  Participant.  ISOs shall only be issued to employees of the
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Corporation,  or of a Parent or  Subsidiary  of the Corporation.

         (e)  Tandem  Options  Prohibited.  An ISO may not be granted in tandem
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with a NSO in such a manner that the exercise of one affects a Participant's right to exercise the other.

         (f)  Designation.  No option shall be an ISO unless so designated by
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the Administrator at the time of grant or in the Grant Agreement evidencing such
Option.

     5.8 Exercisability. Options shall be exercisable as provided in the Grant
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Agreement.

     5.9 Transferability. ISOs shall be non-transferable. Except as provided in
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the Grant Agreement, NSOs shall not be assignable or transferable by the
Participant, except by will or by the laws of descent and distribution.



                                   ARTICLE VI

                            Stock Appreciation Rights
                            -------------------------

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     6.1 Award of SARs. Subject to the other applicable provisions of the Plan,
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the Administrator may at any time and from time to time grant SARs to eligible
Participants, either on a free-standing basis (without regard to or in addition to the grant of an Option) or on a tandem basis (related to the grant of an underlying Option).

     6.2 Restrictions on Tandem SARs. ISOs may not be surrendered in connection
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with the exercise of a tandem SAR unless the Fair Market Value of the Stock subject to the ISO is greater than the Exercise Price for such ISO. SARs granted in tandem with Options shall be exercisable only to the same extent and subject to the same conditions as the related Options are exercisable. The Administrator may, in its discretion, prescribe additional conditions to the exercise of any such tandem SAR.

     6.3 Amount of Payment Upon Exercise of SARs. A SAR shall entitle the
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Participant to receive, subject to the provisions of the Plan and the Grant
Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related Option (or any portions thereof which the Participant from time to time determines to surrender for this purpose).

     6.4 Form of Payment Upon Exercise of SARs. Payment by the Corporation of
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the amount receivable upon any exercise of a SAR may be made by the delivery of
Stock or cash, or any combination of Stock and cash, as determined in the sole discretion of the Administrator.

     6.5 Transferability. SARs shall be transferable only as provided in the
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Grant Agreement.


                                   ARTICLE VII

                        Restricted Stock and Stock Units
                        --------------------------------

     7.1 Grants. Subject to the other applicable provisions of the Plan, the
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Administrator may grant Restricted Stock or Stock Units to Participants in such amounts and for such consideration, including no consideration or such minimum consideration as may be required by law, as it determines. Such Awards shall be made pursuant to a Grant Agreement.

     7.2 Terms and Conditions. A Restricted Stock Award entitles the recipient
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to acquire shares of Stock and a Stock Unit Award entitles the recipient to be paid the Fair Market Value of the Stock on the exercise date. Stock Units may be settled in Stock, cash or a combination thereof, as determined by the Administrator. Restricted Stock Awards and Stock Unit Awards are subject to vesting periods and other restrictions and conditions as the Administrator may include in the Grant Agreement.

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     7.3 Restricted Stock.
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         (a) The Grant Agreement for each Restricted Stock Award shall specify the applicable restrictions on such shares of Stock, the duration of such restrictions, and the times at which such restrictions shall lapse with respect to all or a specified number of shares of Stock that are part of the Award. Notwithstanding the foregoing, the Administrator may reduce or shorten the duration of any restriction applicable to any shares of Stock awarded to any Participant under the Plan.

         (b) Share certificates with respect to restricted shares of Stock may be issued at the time of grant of the Restricted Stock Award, subject to forfeiture if the restrictions do not lapse, or upon lapse of the restrictions. If share certificates are issued at the time of grant of the Restricted Stock Award, the certificates shall bear an appropriate legend with respect to the restrictions applicable to such Restricted Stock Award (as described in Section 11.1) or, alternatively, the Participant may be required to deposit the certificates with the Corporation during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer.

         (c) The extent of the Participant's rights as a shareholder with respect to the Restricted Stock shall be specified in the Grant Agreement.

     7.4 Stock Units.
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         (a) The grant of Stock Units shall be evidenced by a Grant Agreement that states the number of Stock Units evidenced thereby and the terms and conditions of such Stock Units.

         (b) Stock Units may be exercised in the manner described in the Grant Agreement.

         (c) The extent of the Participant's rights as a shareholder with respect to the Stock Units shall be specified in the Grant Agreement.

     7.5 Transferability. Unvested Restricted Stock Awards or Stock Units may
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not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Grant Agreement.

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                                  ARTICLE VIII

                                 Tax Withholding
                                 ---------------

     8.1 Corporation's Right to Demand Payment for Withholding.
         -----------------------------------------------------

         (a) Subject to subparagraph (b), as a condition to taking any action otherwise required under the Plan or any Grant Agreement, the Corporation shall have the right to require assurance that the Participant will remit to the Corporation when required an amount sufficient to satisfy federal, state and local tax withholding requirements. The Administrator may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan or through any other method determined by the Administrator.

         (b) If a Participant makes a disposition of shares of Stock acquired upon the exercise of an ISO within either two (2) years after the Option was granted or one (1) year after its exercise by the Participant, the Participant shall promptly notify the Corporation and the Corporation shall have the right to require the Participant to pay to the Corporation an amount sufficient to satisfy federal, state and local tax withholding requirements.

                                   ARTICLE IX

                             Corporate Transactions
                             ----------------------

     9.1 Adjustments Due to Special Circumstances.
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         (a) In the event of any change in the capital structure or business of the Corporation by reason of any stock dividend or extraordinary dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, non-cash distributions with respect to its outstanding Stock, reclassification of the Corporation's capital stock, any sale or transfer of all or part of the Corporation's assets or business, or any similar change affecting the Corporation's capital structure or business or the capital structure of any business of any Subsidiary, as determined by the Administrator, if the Administrator determines that an adjustment is equitable, then the Administrator may make such adjustments as it deems equitable with respect to the Plan and Awards, including, without limitation, in: (i) the number of shares of Stock that can be granted or used for reference purposes pursuant to the Plan; (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan; and (iii) the exercise price, base price, or purchase price applicable to outstanding Awards under the Plan. The adjustment by the Administrator shall be final, binding and conclusive.

         (b) The Administrator may cancel outstanding Awards, but not outstanding Stock or Restricted Stock Awards, in connection with any merger, consolidation of the Corporation, or any sale or transfer of all or part of the Corporation's assets or business, or any

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similar event. The Administrator may determine to make no compensation whatsoever for any canceled Awards that are not in-the-money (as hereinafter defined) or for any canceled Awards to the extent not vested. The Corporation shall provide payment in cash or other property for the in-the-money value of the vested portion of Awards that are in-the-money and that are canceled as aforesaid. Awards are "in-the-money" only to the extent of their then realizable market value, without taking into account the potential future increase in the value of the Award (whether under Black-Scholes-type formulas or otherwise). The opinion by the Administrator of the in-the-money value of any Award shall be final, binding and conclusive.

     9.2 Substitution of Options. In the event that, by reason of a corporate
         -----------------------
merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Code section 424(a) applies, then, notwithstanding any other provision of the Plan, the Administrator may grant options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of Code section 424(a) and the rules and regulations thereunder, as they may be amended from time to time.

                                    ARTICLE X

                            Amendment and Termination
                            -------------------------

     10.1 Amendment. The Board may amend the Plan at any time and from time to
          ---------
time, provided that (i) no amendment shall deprive any person of any rights granted under the Plan before the effective date of such amendment, without such person's consent; and (ii) amendments may be subject to shareholder approval to the extent needed to comply with applicable law and stock exchange requirements.

     10.2 Termination. The Board reserves the right to terminate the Plan in
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whole or in part at any time, without the consent of any person granted any rights under the Plan.

                                   ARTICLE XI

                                  Miscellaneous
                                  -------------

     11.1 Restrictive Legends. The Corporation may at any time place legends
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referencing any restrictions described in the Grant Agreement and any applicable federal or state securities law restrictions on all certificates representing shares of Stock underlying an Award.

     11.2 Compliance with Governmental Regulations. Notwithstanding any
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provision of the Plan or the terms of any Grant Agreement entered into pursuant to the Plan, the Corporation shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, if such registration shall be necessary, or before compliance by the Corporation or

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any Participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules any applicable securities exchange or quotation system.

     11.3 No Guarantee of Employment. Participation in this Plan shall not be
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construed to confer upon any Participant the legal right to be retained in the employ of the Corporation or give any person any right to any payment whatsoever, except to the extent of the benefits provided for hereunder.

     11.4 Governing Law. The provisions of this Plan shall be governed by,
          -------------
construed and administered in accordance with applicable federal law; provided, however, that to the extent not in conflict with federal law, this Plan shall be governed by, construed and administered under the laws of Connecticut, other than its laws respecting choice of law.

     11.5 Severability. If any provision of the Plan shall be held invalid, the
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remainder of this Plan shall not be affected thereby and the remainder of the
Plan shall continue in force.

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